                                                                   Exhibit 99.01

                                  (LETTERHEAD)

DATE: JANUARY 26, 2005               CONTACTS:  KEVIN CONNELLY (MEDIA)
                                                732-938-1031
                                                      OR
                                                DENNIS PUMA (INVESTORS)
                                                732-938-1229

                         NEW JERSEY RESOURCES ANNOUNCES
                   HIGHER FISCAL 2005 FIRST-QUARTER EARNINGS;
                INCREASES SHARE REPURCHASE PLAN BY 500,000 SHARES

      NJR'S FIRST-QUARTER 2005 EARNINGS INCREASE 22 PERCENT OVER LAST YEAR,
                   $1.09 PER BASIC SHARE VERSUS $.89 LAST YEAR

WALL, N.J. - New Jersey Resources (NYSE: NJR), parent company of New Jersey Natural Gas (NJNG), today announced improved fiscal 2005 first-quarter earnings of $1.09 per basic share, a 22 percent increase compared with last year. This quarter's earnings included a $.21 per basic share gain on the sale of a commercial office building and a charge of $.05 per basic share associated with an early retirement program for officers. Net of these items, NJR's earnings were $25.7 million, or $.93 per basic share versus $24.3 million, or $.89 per basic share last year. On a diluted basis, earnings per share net of these items were $.91 versus $.87 last year, an increase of 5 percent.

"We are pleased with our 2005 first-quarter results," said Laurence M. Downes, chairman and CEO of NJR. "The continued value we consistently provide to shareowners reflects the dedication and hard work of our employees."

FINANCIAL AND OPERATING HIGHLIGHTS INCLUDED:

- NET INCOME AND BASIC EARNINGS PER SHARE - For the three months ended December 31, 2004, NJR earned $30.2 million, or $1.09 per basic share, compared with $24.4 million, or $.89 per basic share, last year. Earnings for the quarter included a gain on the sale of a commercial office building of $.21 per basic share by NJR's commercial real estate subsidiary, Commercial Realty and Resources (CR&R). Also included in this quarter's earnings was a charge of $.05 per basic share associated with a voluntary officer retirement program as part of an overall restructuring plan for the organization. NJNG earned $17.8 million in the quarter, compared with $19.1 million last year. The decrease in earnings was due primarily to NJNG's share of the early retirement charge and the impact of lower-than-expected customer usage due to the weather.

                                     -MORE-

NEW JERSEY RESOURCES ANNOUNCES HIGHER FISCAL 2005 FIRST-QUARTER EARNINGS; INCREASES SHARE REPURCHASE PLAN BY 500,000 SHARES
PAGE 2 OF 11

         NJR's unregulated wholesale energy services subsidiary, NJR Energy Services (NJRES), reported a 24 percent increase in earnings to $6.6 million, compared with $5.3 million last year, due primarily to higher gross margin generated by its portfolio of storage and transportation capacity assets. Gross margin for NJRES is defined as natural gas revenues and management fees less natural gas costs.

- CUSTOMER GROWTH - In the first quarter, NJNG added approximately .5 billion cubic feet (Bcf) of new throughput, which is expected to generate about $1.4 million in annual gross margin. NJNG anticipates continuing to maintain an annual customer growth rate of about 2.4 percent in fiscal 2005, adding approximately 1.8 Bcf of firm sales, which would represent approximately $5.6 million of annual gross margin. About 35 percent of the anticipated new customers are expected to convert from other fuels.

         NJNG's gross margin is defined as natural gas revenues less natural gas costs, sales tax, a Transitional Energy Facilities Assessment (TEFA), which is included in Energy and other taxes on the Consolidated Statements of Income, and regulatory rider expenses. Management believes that gross margin provides a more meaningful basis for evaluating utility operations than revenue since natural gas costs, sales tax, TEFA and regulatory rider expenses are passed through to customers, and therefore have no effect on gross margin. Natural gas costs are charged to operating expenses on the basis of therm sales at the prices approved by the New Jersey Board of Public Utilities through NJNG's Basic Gas Supply Service (BGSS) tariff. The BGSS allows NJNG to recover natural gas costs that exceed the level reflected in the company's base rates. Sales tax is calculated at 6 percent of revenue and excludes sales to cogeneration facilities, other utilities, off-system sales and federal accounts. TEFA is calculated on a per-therm basis and excludes sales to cogeneration facilities, other utilities and off-system sales. Regulatory rider expenses are calculated on a per-therm basis. NJNG's gross margin also includes benefits received by shareowners related to its incentive programs.

- WEATHER - Weather in the three months ended December 31, 2004, was 2.5 percent warmer than normal and 1.6 percent colder than last year. "Normal" weather is based on 20-year average temperatures. The impact of the weather is significantly offset by NJNG's weather-normalization clause, which is designed to smooth out year-to-year fluctuations on both NJNG's gross margin and customers' bills that may result from changing weather patterns. As a result of the warmer-than-normal weather, NJNG accrued $800,000 of gross margin for the three months ended December 31, 2004, to be collected from customers in the future. Gross margin was negatively impacted by usage per degree day being lower than expected.

                                     -MORE-

NEW JERSEY RESOURCES ANNOUNCES HIGHER FISCAL 2005 FIRST-QUARTER EARNINGS; INCREASES SHARE REPURCHASE PLAN BY 500,000 SHARES
PAGE 3 OF 11

- INCENTIVE PROGRAMS - During the first quarter, NJNG's gross margin-sharing incentive programs, which include off-system sales, capacity management, storage optimization and financial risk management programs, totaled 14.5 Bcf and $1.6 million of gross margin, compared with 13.5 Bcf and $1.5 million of gross margin for the same period last year. NJNG shares the gross margin earned from these incentive programs with customers and shareowners according to a margin-sharing formula in effect through October 2006. During the quarter, customers saved approximately $7.8 million in natural gas costs through these programs. Since the establishment of these incentive programs in 1992, NJNG customers have saved nearly $235 million on their natural gas bills, or approximately 4 percent annually.

- WHOLESALE ENERGY SERVICES - NJRES earned $6.6 million in the quarter ended December 31, 2004, compared with $5.3 million for the same period last year. The increase in earnings was due primarily to higher gross margin generated from an expanded storage and transportation portfolio. NJRES has developed a portfolio of storage and transportation capacity in the Gulf Coast, Mid-Continent, Appalachia and Eastern Canada, which becomes more valuable when there are changing prices between these areas. During the quarter, NJRES entered into a natural gas portfolio management agreement with Niagara Mohawk, based in Syracuse, New York. Niagara Mohawk provides natural gas to nearly 560,000 customers in upstate New York. In December 2004, NJRES and Niagara Mohawk began working in collaboration to manage and optimize Niagara Mohawk's natural gas assets, including natural gas pipeline transportation, storage and supply. NJRES provides reliable asset management options, lowers costs and provides value by offering customers unique and flexible options.

- NJR HOME SERVICES AND OTHER - This business segment consists of NJR Home Services (NJRHS), which provides service, sales and installation of appliances to nearly 139,000 customers; CR&R, which develops commercial real estate; and NJR Energy, which consists primarily of a
         3.2 percent equity investment in Iroquois Gas Transmission System, L.P. Earnings for the quarter ended December 31, 2004, were $5.8 million, compared with $40,000 last year. This quarter's earnings included a gain on the sale of a real estate property of $.21 per basic share. Net of this gain, and this segment's portion of the early retirement charge, earnings for the three months were $406,000, compared with $40,000 last year, due primarily to improved results at NJRHS.

                                     -MORE-

NEW JERSEY RESOURCES ANNOUNCES HIGHER FISCAL 2005 FIRST-QUARTER EARNINGS; INCREASES SHARE REPURCHASE PLAN BY 500,000 SHARES
PAGE 4 OF 11

- REAL ESTATE - In December 2004, CR&R completed the sale of a recently constructed 200,000-square-foot building located in Monmouth Shores Corporate Office Park II to the tenant of the building, Horizon Blue Cross Blue Shield of New Jersey. This transaction generated a pretax gain of $10.1 million, or $.21 per basic share, which is included in operating revenues and continues NJR's strategy of reducing its investment in the commercial real estate business.

- EARLY RETIREMENT PROGRAM - The company recently offered a voluntary retirement program to officers of NJR and its subsidiaries as part of a restructuring plan for the organization. The early retirement program resulted in a pretax charge of $2.5 million, or $.05 per basic share, which is included in operation and maintenance expense in the first fiscal quarter.

- SHARE REPURCHASE PLAN - In January 2005, the NJR Board of Directors authorized an increase in the company's share repurchase plan from 2 million to 2.5 million shares. NJR was one of the first companies in the utility industry to offer a repurchase plan, which gives the company financial flexibility and is expected to create value for shareowners. NJR purchased 157,200 shares under the share repurchase plan during the quarter ended December 31, 2004. The plan allows NJR to purchase its shares on the open market or in negotiated transactions, based on market and other conditions. Since the plan began in September 1996, NJR has invested $64 million to repurchase 1.8 million shares.

- DIVIDEND INCREASED - On October 27, 2004, NJR's board of directors authorized a 4.6 percent increase in the company's quarterly dividend rate to $.34 per share. The new rate became effective with the January 2005 dividend payment. NJR has now increased its dividend in each of the last 10 years and has paid quarterly dividends since 1952.

FISCAL 2005 EARNINGS GUIDANCE

Assuming normal weather, stable economic conditions and continued customer growth at NJNG and continued volatility in the wholesale natural gas markets at NJRES, and subject to the factors discussed below under "Forward-Looking Statements," NJR estimates that earnings for fiscal 2005 will be in the $2.65 - $2.75 per basic share range. This guidance excludes the aforementioned gain on the sale of a commercial real estate building of $.21 per basic share and the charge of $.05 per basic share associated with the early retirement program.

                                     -MORE-

NEW JERSEY RESOURCES ANNOUNCES HIGHER FISCAL 2005 FIRST-QUARTER EARNINGS; INCREASES SHARE REPURCHASE PLAN BY 500,000 SHARES
PAGE 5 OF 11

         FORWARD-LOOKING STATEMENTS

         This news release contains estimates and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR's ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results, including gross margin, earnings and customer growth, to differ materially from the company's expectations include, but are not limited to, weather conditions, economic conditions in NJNG's service territory, the impact of regulation (including the regulation of rates), fluctuations in energy-related commodity prices, conversion activity, other marketing efforts, actual energy usage patterns of NJNG's customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, the disallowance of recovery of environmental remediation expenditures and other regulatory changes, litigation and other uncertainties. More detailed information about these factors is set forth in NJR's filings with the Securities and Exchange Commission, including NJR's Annual Report on Form 10-K filed on December 1, 2004. NJR's Form 10-K is available at www.sec.gov. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

         WEBCAST INFORMATION

         NJR will host a live webcast to discuss its financial results today at 11 a.m. EST. To listen to the call, logon to NJR's Web site, NJLIVING.COM, and select "Investor Relations," then click just below the microphone on the right side of the Investor Relations home page.

         ABOUT NEW JERSEY RESOURCES

         New Jersey Resources (NYSE:NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides reliable retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas, is one of the fastest-growing local distribution companies in the United States, serving more than 450,000 customers in central and northern New Jersey. Other major NJR subsidiaries include NJR Energy Services and NJR Home Services. NJR Energy Services is a leader in the unregulated energy services market, providing customer service and management of natural gas storage and capacity assets. NJR Home Services offers retail customers heating, air conditioning and appliance services. NJR's progress is a tribute to the more than 5,000 dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make NJR a leader in the competitive energy marketplace. For more information, visit NJR's Web site at NJLIVING.COM.

                                     -MORE-

NEW JERSEY RESOURCES ANNOUNCES HIGHER FISCAL 2005 FIRST-QUARTER EARNINGS; INCREASES SHARE REPURCHASE PLAN BY 500,000 SHARES
PAGE 6 OF 11

                        NEW JERSEY RESOURCES CORPORATION
                         CONSOLIDATED FINANCIAL RESULTS

                                          Three Months Ended
Thousands, except per share data              December 31,
(Unaudited)                               2004           2003
-----------                               ----           ----
Operating Revenues                      $853,988      $643,046

Net Income                              $ 30,202      $ 24,378

Earnings Per Common Share

              Basic                     $   1.09      $    .89
                 Diluted                $   1.06      $    .87

Average Shares Outstanding

              Basic                       27,797        27,336
                 Diluted                  28,391        27,886

                                     -MORE-

Page 7 of 11
NEW JERSEY RESOURCES

ADJUSTED NET INCOME AND EARNINGS PER SHARE RECONCILIATION

Provided below is a reconciliation of as reported and as adjusted information for Net Income and basic and diluted earnings per share. This reconciliation reflects the impact of a gain on the sale of a commercial office building and a charge related to an early retirement program for officers.

Management believes that this reconciliation is needed due to the unusual nature of the two items described above and that they are not indicative of core results. It also provides for a more consistent comparison for year-over-year results.

  (Unaudited)                                                              Three Months Ended
  (Thousands, except per share data)                                        December 31, 2004
  ----------------------------------                                        -----------------
                                                                 NJNG          NJRES       NJRHS and       Total
                                                                                             Other
                                                              --------       -------         -----        --------
  Net Income, as reported                                     $ 17,833       $ 6,560       $  5,809       $ 30,202

       Exclude:
              Gain on sale of commercial office building                                     (5,972)        (5,972)
              Charge for early retirement program                  915             8            569          1,492
                                                              --------       -------       --------       --------
  NET INCOME, AS ADJUSTED                                     $ 18,748       $ 6,568       $    406       $ 25,722
                                                              ========       =======       ========       ========

  Earnings per share basic, as reported                                                                   $   1.09

       Exclude:
              Gain on sale of commercial office building                                                      (.21)
              Charge for early retirement program                                                              .05
                                                                                                           -------
  EARNINGS PER SHARE BASIC, AS ADJUSTED                                                                    $   .93
                                                                                                           =======
  Earnings per share diluted, as reported                                                                  $  1.06
       Exclude:
              Gain on sale of commercial office building                                                      (.21)
              Charge for early retirement program                                                              .05
                                                                                                           -------
* EARNINGS PER SHARE DILUTED, AS ADJUSTED                                                                  $   .91
                                                                                                           =======

* Amount does not foot due to rounding

Page 8 of 11
NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)
(Thousands, except per share data)

                                         THREE MONTHS ENDED
                                            DECEMBER 31,
                                        2004          2003
                                        ----          ----
OPERATING REVENUES                    $853,988      $643,046
                                      --------      --------
OPERATING EXPENSES
   Gas purchases                       738,426       550,946
   Operation and maintenance            28,663        25,022
   Regulatory rider expenses             9,128         2,630
   Depreciation and amortization         8,359         8,230
   Energy and other taxes               15,784        13,971
                                      --------      --------
Total operating expenses               800,360       600,799
                                      --------      --------
OPERATING INCOME                        53,628        42,247

Other income                             1,684         1,380

Interest charges, net                    5,350         3,653
                                      --------      --------
INCOME BEFORE INCOME TAXES              49,962        39,974

Income tax provision                    19,760        15,596
                                      --------      --------
NET INCOME                            $ 30,202      $ 24,378
                                      ========      ========
EARNINGS PER COMMON SHARE

         BASIC                        $   1.09      $    .89
         DILUTED                      $   1.06      $    .87
                                      ========      ========
DIVIDENDS PER COMMON SHARE            $   0.34      $    .33
                                      ========      ========
AVERAGE SHARES OUTSTANDING

         BASIC                          27,797        27,336
         DILUTED                        28,391        27,886
                                      ========      ========

NEW JERSEY RESOURCES

                                                   Three Months Ended
(Unaudited)                                            December 31,
(Thousands, except per share data)                2004               2003
----------------------------------                ----               ----
OPERATING REVENUES
     New Jersey Natural Gas                    $   320,470        $   252,234
     NJR Energy Services                           516,871            385,498
     NJR Home Services and Other                    16,671              5,337
                                               -----------        -----------
                           SUB-TOTAL               854,012            643,069
                                               -----------        -----------
     Intercompany Eliminations                         (24)               (23)
                                               -----------        -----------
                             TOTAL             $   853,988        $   643,046
                                               ===========        ===========
OPERATING INCOME
     New Jersey Natural Gas                    $    31,796        $    33,090
     NJR Energy Services                            12,162              9,193
     NJR Home Services and Other                     9,670                (36)
                                               -----------        -----------
                             TOTAL             $    53,628        $    42,247
                                               ===========        ===========
NET INCOME
     New Jersey Natural Gas                    $    17,833        $    19,065
     NJR Energy Services                             6,560              5,273
     NJR Home Services and Other                     5,809                 40
                                               -----------        -----------
                             TOTAL             $    30,202        $    24,378
                                               ===========        ===========

THROUGHPUT (BCF)
     NJNG, Core Customers                             20.9               20.0
     NJNG, Incentive Programs                         14.5               13.5
     NJRES Fuel Mgmt. and Wholesale Sales             69.7               74.6
                                               -----------        -----------
                             TOTAL                   105.1              108.1
                                               ===========        ===========
COMMON STOCK DATA
        Yield at December 31                           3.1%               3.4%
        Market Price
               High                            $     44.55        $     39.54
               Low                             $     40.54        $     35.76
               Close at December 31            $     43.34        $     38.51
        Shares Out. at December 31                  27,704             27,392
        Market Cap. at  December 31            $ 1,200,691        $ 1,054,866

NEW JERSEY NATURAL GAS

                                                         Three Months Ended
(Unaudited)                                                 December 31,
(Thousands, except customer & weather data)             2004             2003
-------------------------------------------             ----             ----
OPERATING REVENUES
        Residential                                    $161,169      $141,734
        Commercial, Industrial & Other                   41,161        33,891
        Firm Transportation                               8,761         8,365
                                                       --------      --------
                      TOTAL FIRM REVENUES               211,091       183,990
        Interruptible                                     4,136         1,726
                                                       --------      --------
                     TOTAL SYSTEM REVENUES              215,227       185,716
                                                       --------      --------
        Incentive Program                               105,243        66,518
                                                       --------      --------
                        TOTAL REVENUES                 $320,470      $252,234
                                                       ========      ========
GROSS MARGIN AND OPERATING INCOME
        Residential                                    $ 44,063      $ 43,972
        Commercial, Industrial & Other                    8,393         8,314
        Firm Transportation                               6,645         7,092
                                                       --------      --------
                       TOTAL FIRM MARGIN                 59,101        59,378
        Interruptible                                       307           278
                                                       --------      --------
                      TOTAL SYSTEM MARGIN                59,408        59,656
                                                       --------      --------
        Incentive Programs                                1,570         1,546
                                                       --------      --------
                      TOTAL GROSS MARGIN                 60,978        61,202
                                                       --------      --------
        Operation and maintenance expense                20,229        19,337
        Depreciation and amortization                     8,117         8,063
        Other taxes not reflected in gross margin           836           712
                                                       --------      --------
                       OPERATING INCOME                $ 31,796      $ 33,090
                                                       ========      ========
THROUGHPUT (BCF)
        Residential                                        12.6          13.1
        Commercial, Industrial & Other                      3.3           3.0
        Firm Transportation                                 2.4           2.6
                                                       --------      --------
                     TOTAL FIRM THROUGHPUT                 18.3          18.7
        Interruptible                                       2.6           1.3
                                                       --------      --------
                    TOTAL SYSTEM THROUGHPUT                20.9          20.0
                                                       --------      --------
        Incentive Programs                                 14.5          13.5
                                                       --------      --------
                       TOTAL THROUGHPUT                    35.4          33.5
                                                       ========      ========
CUSTOMERS
        Residential                                     409,329       402,624
        Commercial, Industrial & Other                   28,579        27,319
        Firm Transportation                              16,023        16,843
                                                       --------      --------
                     TOTAL FIRM CUSTOMERS               453,931       446,786
        Interruptible                                        51            50
                                                       --------      --------
                    TOTAL SYSTEM CUSTOMERS              453,982       446,836
                                                       --------      --------
        Incentive Programs                                   37            41
                                                       --------      --------
                        TOTAL CUSTOMERS                 454,019       446,877
                                                       ========      ========

NEW JERSEY NATURAL GAS

                                                      Three Months Ended
(Unaudited)                                               December 31,
(Thousands, except customer & weather data)           2004             2003
-------------------------------------------           ----             ----
DEGREE DAYS
        Actual                                         1,650           1,624
        Normal                                         1,692           1,705
                                                   ---------       ---------
        Percent of Normal                               97.5%           95.2%
                                                   ---------       ---------
NJR ENERGY SERVICES

OPERATING REVENUES                                 $ 516,871       $ 385,498
GAS PURCHASES                                        502,449         375,409
                                                   ---------       ---------
GROSS MARGIN                                       $  14,422       $  10,089
                                                   =========       =========
OPERATING INCOME                                   $  12,162       $   9,193
                                                   =========       =========
NET INCOME                                         $   6,560       $   5,273
                                                   =========       =========
GAS SOLD AND MANAGED (BCF)                              69.7            74.6
                                                   =========       =========
NJR HOME SERVICES AND OTHER

OPERATING REVENUES                                 $  16,671       $   5,337
                                                   =========       =========
OPERATING INCOME                                   $   9,670       ($     36)
                                                   =========       =========
NET INCOME                                         $   5,809       $      40
                                                   =========       =========
TOTAL CUSTOMERS AT DECEMBER 31                       138,884         135,229
                                                   =========       =========

                                      # # #

                                                                           05-31